As filed with the Securities and Exchange Commission on September 9, 2004
Registration No. 333-
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

DOR BioPharma, Inc.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of of incorporation or organization)	41-1505029 (IRS Employer Identification Number)

1691 Michigan, Suite 435, Miami, Florida 33139
(Address of Principal Executive Offices including Zip Code)

DOR BioPharma, Inc. Amended and Restated 1995 Omnibus Incentive Plan
(Full title of plans)

Geoff Green
President and Acting Chief Executive Officer
DOR BioPharma, Inc.
1691 Michigan, Suite 435, Miami, Florida 33139
(305) 534-3383
(Name, address and telephone number of agent for service)

Copy to:

MARK D. WOOD, ESQ.
Katten Muchin Zavis Rosenman
525 West Monroe Street, Suite 1600
Chicago, Illinois 60661-3693

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee

Common Stock, $0.001 par value	5,282,743 shares	$0.48	$2,535,717	$380.10

  This registration statement also covers an indeterminate number of additional shares of Common Stock that may be issued by reason of stock splits, stock dividends or similar transactions pursuant to Rule 416(a) of the Securities Act of 1933, as amended.
  Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of DOR BioPharma’s Common Stock on September 3, 2004 as reported by the American Stock Exchange.

Introduction

This Registration Statement on Form S-8 (the "Registration Statement") registers additional securities of the same class as other securities for which registration statements on Form S-8 relating to the DOR BioPharma, Inc. Amended and Restated 1995 Omnibus Incentive Plan are effective. In accordance with General Instruction E to Form S-8, DOR BioPharma, Inc. (the "Company") incorporates by reference the contents of the Company’s registration statement on Form S-8, Filing No. 333-64035, filed with the Securities and Exchange Commission (the "Commission") on September 23, 1998, the Company’s registration statement on Form S-8, Registration File No. 333-69286, filed with the Commission on September 12, 2001, and the Company’s registration statement on Form S-8, Registration File No. 333-75366, filed with the Commission on December 18, 2001.

PART II
Information Required in the Registration Statement

Item 8.     Exhibits

Exhibit Number	Exhibit

4.1	Amended and Restated Certificate of Incorporation, incorporated by reference from Exhibit 3.1 to the registrant’s quarterly report on Form 10-QSB for the quarter ended September 30, 2003.
4.2	Amended and Restated Bylaws of the Company, incorporated by reference from Exhibit 3.1 to the registrant’s quarterly report on Form 10-QSB for the quarter ended June 30, 2003.
4.3
DOR BioPharma, Inc. Amended and Restated 1995 Omnibus Incentive Plan, as amended, incorporated by reference from Exhibit 10.1 to the registrant’s quarterly report on Form 10-QSB for the quarter ended September 30, 2003.

5.1	Opinion of Katten Muchin Zavis Rosenman, as to the legality of the securities being registered (including consent).
23.1	Consent of Sweeney, Gates & Co., registered public accounting firm.
23.2	Consent of Katten Muchin Zavis Rosenman (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page hereto).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on this 8th day of September 2004 .

DOR BIOPHARMA, INC.
By:   /s/ Geoff Green
    Geoff Green
    President and Acting Chief Executive Officer
    (principal executive officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Geoff Green and or William Milling, and each of them severally, acting alone and without the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, to sign on his or her behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this registration statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the 1933 Act, this registration statement has been signed below on September 09, 2004 by the following persons in the capacities indicated.

/s/ Geoff Green	President and Acting Chief Executive Officer (principal executive officer)

Geoff Green

/s/ William D. Milling	Controller, Treasurer and Corporate Secretary (principal accounting officer)

William D. Milling

/s/ Alexander M. Haig Jr.	Chairman of the Board

Alexander M. Haig Jr.

/s/ Steve Kanzer	Vice Chairman of the Board

Steve Kanzer

/s/ Peter Salomon	Director

Peter Salomon

/s/ Lawrence Kessel	Director

Lawrence Kessel

/s/ Arthur Asher Kornbluth	Director

Arthur Asher Kornbluth

/s/ James S. Kuo	Director

James S. Kuo

/s/ Evan Myrianthopoulos	Director

Evan Myrianthopoulos

/s/ Stuart Sedlack	Director

Stuart Sedlack

EXHIBIT INDEX

Exhibit Number	Exhibit

5.1	Opinion of Katten Muchin Zavis Rosenman, as to the legality of the securities being registered (including consent).
23.1	Consent of Sweeney, Gates & Co., registered public accounting firm.
23.2	Consent of Katten Muchin Zavis Rosenman (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page hereto).